Vantage Health Announces Appointment of Joseph C. Peters, former White House Drug Policy Office’s Acting Deputy Director for State and Local Affairs under Presidents Clinton and Bush, to Its Board of Directors

Redwood City, CA – September 24, 2014 – Vantage Health Inc., (OTCQB: VNTH) (“Vantage Health”) or (the “Company”) today announced the appointment of Joseph C. Peters to its Board of Directors, effective immediately. Mr. Peters will also serve as President of the company. Among other things, he will be involved in exploring possible applications of the company’s technology to narcotics detection. Mr. Peters will replace departing board member Will Rees.

Mr. Peters, a Pennsylvania native, has throughout his career worked inside and outside of government to develop law enforcement and homeland security programs and technologies. An international expert in his field, Mr. Peters has participated in numerous conferences as principal or keynote speaker and has served as a television and radio commentator providing expert insight on law enforcement investigative and counter terrorism issues and technologies for numerous media outlets including FOX News Channel (NYC) and London’s Good Morning Television (GMTV).

Bringing 25 years of federal, state and local government experience, Mr. Peters served Presidents Clinton and Bush. He was involved in integrating technology into collaborative federal, state and local law enforcement operations, as the White House Drug Policy Office’s Acting Deputy Director for State and Local Affairs. This position included supervising the nation’s High Intensity Drug Trafficking Area (HIDTA) Program. Under Homeland Security Director Tom Ridge, Mr. Peters also served as the White House Drug Czar’s liaison to the White House Office of Homeland Security. Mr. Peters managed the country’s 26 HIDTA’s and their budget of a quarter of a billion dollars.

Early in his career as a Federal Prosecutor, Mr. Peters’ accomplishments included the conviction of a notorious crime boss and his mob enterprise. This trial, conducted by Mr. Peters and four other Federal Prosecutors, resulted in one of the most significant Mafia family convictions in United States history. As a result, Mr. Peters received the United States Department of Justice’s John Marshall Award. The Associated Press called Joseph Peters and his fellow prosecutors the “Modern Day Untouchables”.

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Mr. Peters has earned a Juris Doctor from Dickinson School of Law, Carlisle PA and brings with him many noteworthy industry affiliations in drug enforcement, counterterrorism and law enforcement.

As the Company works to develop commercial applications of its technology, Mr. Peters’ deep-rooted experience and associations in law and drug enforcement will be invaluable.

About Vantage Health Inc.

Vantage Health Inc. - a mobile health technology company - is developing personalized and point-of-care screening using Apps based upon chemical sensing residing within a Bluetooth device that works with any smartphone. With its foundations in advanced nanotechnology, the company’s first product, the Vantage Health Sensor, which is in development, is the convergence of nano-electronics, bio-informatics, and wireless technology to create the next generation mobile health application. The first mobile App is expected to be for lung cancer screening with additional mobile healthcare Apps in the planning stages. The company has offices in Redwood City, CA and New York. For more information, please visit http://www.vantagehealthinc.com

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things statements with respect to our objectives and strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates or intentions. Such forward-looking statements may also include statements, among other things, concerning the efficacy, safety and intended utilization of Vantage’s product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Factors that may cause actual results to differ materially include, among others, the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, trials may have difficulty enrolling, Vantage may not obtain approval to market its product candidates, or outside financing may not be available to meet capital requirements. These forward-looking statements are based on our current expectations. We caution that all forward-looking information is inherently uncertain and actual results may differ materially from the assumptions, estimates or expectations reflected or contained in the forward-looking information, and that actual future performance will be affected by a number of factors, including economic conditions, technological change, regulatory change and competitive factors, many of which are beyond our control. Therefore, future events and results may vary significantly from what we currently foresee.

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For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s most recent Annual Report on Form 10-K and other periodic and other filings Vantage files with the Securities and Exchange Commission and are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Vantage assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investors:

CSIR Group, LLC.

Christine Petraglia

212-386-7082

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